UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 12, 2019, STR Holdings, Inc. (the “Company”), through Specialized Technology Resources (Malaysia) SDN BHD, a wholly owned Malaysian subsidiary of the Company (“STR Malaysia”), completed the previously announced sale of its dormant Johor, Malaysia facility (“Malaysia Property”) to JB Cocoa SDN BHD (the “Purchaser”), pursuant to the terms and conditions of the Purchase and Sale Agreement, effective January 10, 2019 (the “Purchase Agreement”), by and between STR Malaysia and the Purchaser. The Malaysian Property has been dormant since 2015. The sale price for the Malaysia Property was MYR 22.5 million (approximately $5.4 million as of the date hereof) in cash. After the payment of closing costs, including realtor fees, the Company expects net proceeds from the sale to be approx. $5.3 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, effective January 10, 2019, by and between Specialized Technology Resources (Malaysia) SDN BHD and JC Cocoa SDN BHD (filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 27, 2019, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 16, 2019	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer